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                                                                    EXHIBIT 10.4

                             OAKHURST COMPANY, INC.

                            1998 STOCK INCENTIVE PLAN

1. 1998 STOCK INCENTIVE PLAN PURPOSE. The purpose of this 1998 Stock Incentive Plan (the "Plan") of Oakhurst Company, Inc., a Delaware corporation (the "Company") is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing those persons with opportunities for equity ownership and performance-based incentives and thereby to better align the interests of those persons with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any of Oakhurst Company, Inc.'s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code.")

2. ELIGIBILITY. All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant."

3.    ADMINISTRATION & DELEGATION.

      3.1 Administration by the Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board.") The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan, and no director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

      3.2 Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each a "Committee.") So long as the Company's common stock (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act,") the Board shall appoint one such Committee of not less than two members, each member of which shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee to the extent that the Board's powers or authority under the Plan have been delegated to a Committee.

4.    STOCK AVAILABLE FOR AWARDS.

      4.1 Number of Shares. Subject to adjustment under Section 4.3, Awards may be made under the Plan for up to 700,000 shares of Common Stock. If any Award (a) expires; (b) is terminated, surrendered or canceled without having been fully exercised; or (c) is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but un-issued shares or treasury shares.

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      4.2   Per-Participant Limit. Subject to adjustment under Section 4.3, the maximum number of shares with respect to which an Award may be granted to any participant under the Plan shall be 350,000 per calendar year. The per-participant limit described in this Section
            4.2 shall be construed and applied consistently with Section 162(m) of the Code.

      4.3 Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (a) the number and class of securities available under this Plan; (b) the number and class of security and exercise price per share subject to each outstanding Option (as hereinafter defined); (c) the repurchase price per security subject to each outstanding Restricted Stock Award (as hereinafter defined); and (d) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. In the event of a conflict between the provisions of this Section 4.3 and any action taken by the Board pursuant to Section 9.2, the action taken by the Board pursuant to Section 9.2 shall take precedence.

5.    STOCK OPTIONS.

      5.1 General. The Board may grant options to purchase Common Stock (each, an "Option") and may determine (a) the number of shares of Common Stock to be covered by each Option; (b) the exercise price of each Option; and (c) the terms, conditions and limitations applicable to the exercise of each Option, including such conditions relating to applicable federal or state securities laws as it considers necessary, appropriate or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Non-Statutory Stock Option."

      5.2 Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Company shall have no liability to a Participant or any other party if an Option (or any part thereof) that is intended to be an Incentive Stock Option is for any reason not an Incentive Stock Option.

      5.3 Exercise Price. The Board shall establish the exercise price at the time each Option is granted and shall specify it in the applicable option agreement.

      5.4 Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

      5.5 Exercise of Options. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the Participant or other person authorized to do so on behalf of the Participant together with payment in full for the number of shares being purchased in the manner set forth in Section 5.6.

      5.6 Payment Upon Exercise. The purchase price of Common Stock purchased pursuant to the exercise of an Option shall be paid in cash or by check payable to the order of the Company except to the extent that any other method of payment is permitted by the terms of a particular option agreement or generally as to all Options by the Board. If the Common Stock is registered under the Exchange Act, payment of the purchase price may also be made by delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

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6.    RESTRICTED STOCK.

      6.1 Grants. The Board may grant Awards entitling the recipients to acquire shares of Common Stock subject to the right of the Company to repurchase all or some of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost to the recipient) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each a "Restricted Stock Award.")

      6.2 Terms and Conditions. The Board shall determine the terms and conditions of any Restricted Stock Award including the conditions for repurchase or forfeiture and the issue price, if any. Any one or more stock certificates issued to cover a Restricted Stock Award shall be registered in the name of the Participant. Unless otherwise determined by the Board, the Participant shall deposit such certificates together with a stock power endorsed in blank by the Participant with the Company or its designee. At the expiration of a restriction period, the Company (or such designee) shall deliver to the Participant the certificate representing shares that are no longer subject to restrictions. If the Participant has died, the certificate shall be delivered to the beneficiary designated by the Participant to receive amounts due to, or to exercise the rights of, the Participant in the event of his or her death (the "Designated Beneficiary.") The manner of such designation shall be determined by the Board. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS. The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.    GENERAL PROVISIONS APPLICABLE TO AWARDS.

      8.1 Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except
            (a) by will or the laws of descent and distribution; or (b) to immediate family members to the extent permitted by applicable laws, provided that the transferee delivers to the Company a written instrument agreeing to be bound by all of the terms of the Award as if the transferee were the person to whom it was granted. "Immediate family members" shall consist only of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption), or a trust established for the benefit of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption.) During the lifetime of the Participant, Awards shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees; provided however, irrespective of any such transfer or assignment of an option, the Company shall only be obliged to send notices with respect to such option to the original grantee thereof, or in the event of the Participant's death or disability, to his or her personal representative.

      8.2 Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      8.3 Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone, or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

      8.4 Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other

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            status of a Participant and the extent to which, and the period during which, the Participant or the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

      8.5 Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company as a result of a merger or consolidation of the employing entity with the Company or the acquisition by the Company of property or stock of the employing entity. Each substitute Award shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

      8.6 Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value as determined by the Board in good faith. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to such Participant.

      8.7 Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including by (a) substituting therefor another Award of the same or a different type; (b) changing the date of exercise or realization; and/or (c) by converting an Incentive Stock Option to a Non-Statutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

      8.8 Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Company; (b) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and (c) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      8.9 Acceleration. The Board may at any time provide that (a) any Option shall become immediately exercisable in full or in part; (b) any Restricted Stock Award shall be free of some or all restrictions; or
            (c) any other stock-based Award may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.    CHANGE IN CONTROL.

      9.1 A "Change in Control of the Company" shall occur or be deemed to have occurred only if one of the following events occurs:

            (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company; (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or (iii) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

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            (b)   during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan,) individuals who at the beginning of such period constituted the Board of Directors of the Company together with any new director (other than a new director designated by a person who has entered into an agreement with the Company to effect any transaction described in Section 9.1
                  (a), (c) or (d)) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in Section 9.1(a),above) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      9.2 Consequences of a Change in Control of the Company. Upon the occurrence of a Change in Control of the Company or the execution by the Company of any agreement which results in a Change in Control of the Company, the Board shall take one or more of the following actions with respect to then outstanding Awards:

            (a) Provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof;) provided however, that any stock options substituted for Incentive Stock Options shall to the extent that it is reasonably practical to do so, be made to satisfy (in the determination of the Board) the requirements of Section 424(a) of the Code, but if a substituted option shall fail for any reason to satisfy such requirements, such Option shall become a non-statutory stock option;

            (b) In the event of a transaction resulting in a Change in Control of the Company under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such transaction (the "Acquisition Price,") provide that all outstanding Options shall terminate upon consummation of such transaction and that Participants shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which
                  (1) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (2) the aggregate exercise price of such Options; and/or

            (c)   Accelerate in full the vesting of such Awards.

10.   MISCELLANEOUS.

      10.1 No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the

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            right to continued employment or any other relationship with the
            Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as otherwise expressly provided in the such Participant's Award.

      10.2 No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

      10.3 Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the earlier of the tenth anniversary of
            (a) the date on which the Plan was adopted by the Board; and (b) the date the Plan was approved by the Company's shareholders, but Awards granted within such period may extend beyond such tenth anniversary.

      10.4 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval shall become effective when adopted by the Board.

      10.5 Governing Law. The provisions of the Plan and all Awards made under the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any of its applicable conflicts of law provisions.

                                ----------------
             Adopted by the Board of Directors on December 18, 1998

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